Exhibit 10.34

Dated July 9, 2009
FAR EAST ENERGY LIMITED
as Chargor
in favour of
TPG STAR ENERGY LTD.
as Secured Party

SHARE CHARGE

WARNING
THE EXECUTION OR TAKING OR SENDING OF THIS DOCUMENT IN OR INTO (AS THE
CASE MAY BE) THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF
CAYMAN ISLANDS STAMP DUTY EQUAL TO THE AMOUNT OF 1.5% OF THE AMOUNT
CHARGED (SUBJECT TO A CAP OF CI$500 OR ABOUT US$600)

i

THIS SHARE CHARGE (this “Charge”) is made by way of deed on July 9, 2009.
BETWEEN
(1)	FAR EAST ENERGY Limited, a company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (the “Chargor”); and

(2)	TPG STAR ENERGY LTD., an exempted company incorporated with limited liability in the Cayman Islands, and/or one or more of its Affiliates (the “Secured Party”),
(the Secured Party and the Chargor are hereinafter referred to collectively as the “Parties” and individually as a “Party”).
RECITALS:
(A)	The Chargor, the Secured Party and others have entered into the SPA (as defined below), pursuant to which the Secured Party will subscribe for 2,145,749 Series A Preferred Shares issued by the Company (as defined below).

(B)	One of the conditions under the SPA is that the Chargor shall have entered into this Charge as security for the Secured Obligations (as defined below).

(C)	The board of directors of the Chargor is satisfied that the Chargor is entering into this Charge for the purposes of its business and that its doing so benefits the Chargor.

(D)	The Parties intend this Charge to take effect as a deed.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Charge:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the Hong Kong SAR or the People’s Republic of China.

“Charge” has the meaning given such term in the Preamble.

“Charged Portfolio” means the Shares and the Related Assets.

“Collateral Rights” means all rights, powers and remedies of the Secured Party provided by this Charge or by law.

“Company” means MIE Holdings Corporation, an exempted company incorporated with limited liability in the Cayman Islands.

“Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Chargor and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (a) any changes or developments generally affecting the industry in which the Chargor or any of its Subsidiaries operates, which changes or developments do not disproportionately affect the Chargor or any of its Subsidiaries relative to other participants in such industry in any material respect, (b) any changes or developments in connection with general economic, political or regulatory conditions, which changes do not disproportionately affect the Chargor or any of its Subsidiaries and (c) any changes or proposed changes in accounting standards used by the Chargor or any of its Subsidiaries.

“Party” has the meaning given such term in the Preamble.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Portfolio appointed by law or in accordance with the terms of this Charge.

“Related Assets” means, in relation to the Chargor, (i) all dividends, interest and other monies payable in respect of the Shares and/or assets within this definition of Related Assets and (ii) all other rights, benefits and proceeds in respect of or derived from any or all of the Shares and/or assets falling within this definition of Related Assets (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise) held by, to the order or on behalf of the Chargor.

“Relevant Event” means the failure of the Chargor, the Company and/or MIE to comply with any obligation under clauses 6 and 7 of the SPA.

“Secured Party” has the meaning given such term in the Preamble.

“Secured Obligations” means all obligations at any time due, owing or incurred by the Chargor, the Company and/or MIE to the Secured Party under clauses 6 and 7 of the SPA.

“Security” means the security created under or pursuant to or evidenced by this Charge.

“Shares” means 2,064,777 Ordinary Shares in the Company held by, to the order or on behalf of the Chargor, as specified in Schedule 6 (Details of Shares).

“SPA” means the Series A Preferred Shares Subscription and Put Option Agreement dated June 19, 2009 between, amongst others, the Chargor, the Secured Party and the Company.

“Transaction Agreements” has the meaning given such term in the Purchase Agreement.

1.2	Terms defined in the SPA

Unless defined in this Charge or the context otherwise requires, a term defined in the SPA has the same meaning in this Charge or any notice given under or in connection with this Charge, as if all references in such defined terms to the SPA were a reference to this Charge or such notice.

1.3	Construction

Clause 1.3 (Principles of Construction) of the SPA will apply as if incorporated in this Charge or in any notice given under or in connection with this Charge, as if all references in such Clauses to the SPA were a reference to this Charge or such notice.

2.	COVENANT TO PAY AND CHARGE

2.1	Covenant to Pay

The Chargor covenants with the Secured Party to promptly pay and discharge on demand of the Secured Party any Secured Obligation which is due and payable by it pursuant to and under the terms of the SPA.

2.2	Charge

The Chargor, as legal and beneficial owner, charges by way of first fixed charge the Charged Portfolio in favour of the Secured Party as continuing security for the payment and discharge of the Secured Obligations.

3.	DEPOSIT OF CERTIFICATES, RELATED RIGHTS, RELEASE AND ANNOTATION OF REGISTER OF MEMBERS

3.1	Deposit of certificates

The Chargor will immediately upon the execution of this Charge (or upon coming into possession of the Chargor at any time) deposit (or procure there to be deposited) with the Secured Party:
3.1.1.	certified copies of its corporate documents required to authorise the due execution and delivery of this Charge;

3.1.2.	all certificates and other documents of title to the Shares which shall be issued as separate certificates to correspond to number of Shares charged to the Secured Party to facilitate enforcement;

3.1.3.	share transfer forms substantially in the form set out in Schedule 1 (Form of Share Transfer) (executed in blank by or on behalf of the Chargor) in respect of the Shares which by the shareholders letter of authority referred to in Clause 3.1.4 below the Secured Party will be entitled to date following the occurrence of a Relevant Event;

3.1.4.	a duly executed and dated shareholders letter of authority in the form of Schedule 2 (Form of Shareholder Letter of Authority) to this Charge and an irrevocable power of attorney which in accordance with its terms shall be exercisable following the occurrence of a Relevant Event for as long as such Relevant Event is continuing;

3.1.5.	an executed irrevocable proxy and power of attorney in the forms set out in Parts I and II of Schedule 3 (Forms of Proxy and Power of Attorney) to this Charge made in favour of the Secured Party in respect of, among other things, all shareholder meetings and written resolutions of the Company;

3.1.6.	executed but undated written resolutions of the board of directors of the Company substantially in the form of Schedule 4 (Form of written resolutions of directors); and

3.1.7.	an undertaking from the Company to register transfers of the Shares to the Secured Party or such parties’ nominee(s) and pending such registration to recognise the irrevocable proxy and power of attorney (in the form set out in Parts I and II of Schedule 3 (Forms of Proxy and Power of Attorney) to this Charge in the form set out in Schedule 5 (Form of Undertaking from the Company) to this Charge.
3.2	Related Assets

Subject to clause 5.2(g), the Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Secured Party of (a) all certificates and other documents of title representing those Related Assets and (b) such duly executed blank (stamped, if necessary or desirable for the Secured Party) share transfer forms substantially in the form set out in Schedule 1 (Form of Share Transfer) or other instruments of transfer in respect of those Related Assets as the Secured Party may require.

3.3	Release

Upon the latest to occur of (i) the General Warranty Expiration Date, (ii) the final settlement of all claims from the Secured Party which may be outstanding on such Warranty Expiration Date in respect of the indemnities under Clause 6 of the SPA and (ii) the payment of the Put Return Deficiency, the Secured Party shall, promptly at the request of the Chargor but at the cost of the Secured Party, execute all such documents and do all such other things as may be considered reasonably necessary to release this Charge.

3.4	Annotation of Register of Members

The Chargor shall, within three (3) Business Days following execution of this Charge or in the case where the Chargor has acquired Related Assets, promptly upon the issuance of such Related Assets:
3.4.1	procure that the following notation be entered on the Register of Members of the Company:

“2,064,777 ordinary shares of US$0.01 par value issued to Far East Energy Limited as fully paid up are charged in favour of TPG Star Energy Ltd. (including its successors, assigns and transferees) pursuant to a share charge dated July 9, 2009 as amended from time to time.”; and

3.4.2	provide the Secured Party with a certified copy of such Register of Members of the Company with such notation.
3.5	Registration

The Chargor shall procure that prescribed particulars of this Charge shall forthwith upon execution hereof be presented (together with this Charge) to the Hong Kong Companies Registry for registration against it (and in any event within two (2) weeks of the date of execution of this Charge).

4.	VOTING RIGHTS AND DIVIDENDS

4.1	Voting rights and dividends prior to a Relevant Event

Except while a Relevant Event is continuing, the Chargor shall:
(a)	be entitled to all dividends, interest and other monies arising from the Charged Portfolio; and

(b)	subject to Clause 5.2(f), be entitled to exercise all voting rights in relation to the Charged Portfolio.
Without prejudice to the foregoing, the Secured Party shall not have any duty to ensure that any dividends, interest or other monies and assets receivable in respect of the Charged Portfolio are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Portfolio or to ensure the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Portfolio.

4.2	Calls and other payments prior to a Relevant Event

The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Portfolio. While a Relevant Event is continuing, the Secured Party may if it thinks fit make such payments or discharge such obligations on behalf of the Chargor. Any amounts so paid by the Secured Party in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

4.3	Voting rights and dividends after a Relevant Event

Upon the occurrence of a Relevant Event and for so long as such Relevant Event is continuing, the Chargor shall pay to the Secured Party all dividends, interest and other monies received by it in connection with its Charged Portfolio or any part thereof at any time during the subsistence of this Charge and shall, at all times prior to such payment to the Secured Party, hold the same on trust for the Secured Party. Without prejudice to the foregoing, upon the occurrence of a Relevant Event and for so long as such Relevant Event is continuing, the Secured Party may, at their discretion, (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):
(a)	exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio;

(b)	apply all dividends, interest and other monies arising from all or any part of the Charged Portfolio towards the discharge of the Secured Obligations as though they were the proceeds of sale under this Charge;

(c)	date and deliver the documents delivered to it pursuant to this Charge as it considers appropriate and to take all steps to register the Charged Portfolio in the name of the Secured Party or such parties’ nominee or nominees and to transfer control to the Secured Party or their nominee(s) as registered owner of the Shares; and

(d)	exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio including without limitation the right, in relation to any company whose shares or other securities are included in the Charged Portfolio, to concur or participate in:
(i)	the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including without limitation the exchange, conversion or reissue of any shares or securities as a consequence thereof);

(ii)	the release, modification or variation of any rights or liabilities attaching to such shares or securities; and

(iii)	the exercise, renunciation or assignment of any right to subscribe for any shares or securities, in each case in the manner and on the terms the Secured Party thinks fit, and the proceeds of any such action shall form part of the Charged Portfolio.

5.	CHARGOR’S REPRESENTATIONS AND UNDERTAKINGS

5.1	Representations

The Chargor makes the following representations and warranties to the Secured Party and acknowledges that the Secured Party has become a Party to this Charge in reliance on these representations and warranties:
(a)	Status
(i)	It is duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(ii)	It has the power to own its assets and carry on its business as it is being conducted.
(b)	Binding obligations

The obligations expressed to be assumed by it in this Charge are, subject to any general principles of law as at the date of this Charge limiting its obligations, legal, valid and binding obligations enforceable in accordance with its terms.

(c)	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Charge (including any transfer of the Shares on creation or enforcement of the security constituted by this Charge) do not and shall not:
(i)	conflict with:
(A)	any material law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any material agreement or instrument binding upon it, any of its assets or the Shares; or
(ii)	result in the existence of, or oblige it to create, any security over the Shares (other than the security contemplated by this Charge).
(d)	Ranking

The security created by this Charge has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking security.

(e)	Power and authority
(i)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Charge and the transactions contemplated by this Charge.

(ii)	No limit on its powers will be exceeded as a result of the grant of security contemplated by this Charge.

(f)	Ownership of Shares

It is the sole legal and beneficial owner of the Charged Portfolio free and clear of all security interests save as created by this Charge and has not sold or disposed of or granted any options or pre-emption rights in respect of any of its right, title and interest, in the Charged Portfolio and all of the Shares are validly issued, fully paid and are not subject to any options to purchase, pre-emption rights or similar rights or other restrictions upon disposal which would operate to restrict in any way their disposal by any of the Secured Party should any of the Secured Party come to enforce its security over the Charged Portfolio contained in this Charge.

(g)	Authorisations

All consents, licences, approvals and authorisations required or desirable:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Charge; and

(ii)	to make this Charge admissible in evidence in its jurisdiction of incorporation and in the Cayman Islands, have been obtained or effected and are in full force and effect.

(h)	Governing law

Subject to any general principles of law as at the date of this Charge limiting its obligations:
(i)	the choice of Cayman Islands law as the governing law of this Charge will be recognised and enforced in its jurisdiction of organisation; and

(ii)	any judgment obtained in the Cayman Islands in relation to this Charge will be recognised and enforced in its jurisdiction of organisation.
(i)	Insolvency

No order or petition has been presented or resolution passed for the administration, winding-up, dissolution or liquidation of the Chargor and no administrator, receiver or manager has been appointed in respect thereof. The Chargor has not commenced any other proceeding under any bankruptcy, reorganization, composition, arrangement, adjustment of debt, release of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction and there has not been commenced against he Chargor any such proceeding.

(j)	No proceedings pending or threatened

There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or, to the knowledge of the Chargor, threatened, against the Chargor or its activities, properties or assets, or to the knowledge of the Chargor, against any officer, director or key employee of the Chargor in connection with such officer’s director’s or key employee’s relationship with, or action taken on behalf of, the Chargor, including but not limited to any legal, administrative, arbitration or other action or proceeding or governmental investigation that questions the validity of this Charge, or the right of the Chargor to enter into this Charge, or the consummation of the transactions contemplated hereby, or that would result in a Material Adverse Effect or any change in the current equity ownership of the Chargor, nor is the Chargor aware that there is any basis for the foregoing.

(k)	Pari passu ranking

Its payment obligations under this Charge rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(l)	No Stamp Taxes

Under the laws of Hong Kong, it is not necessary or desirable for the Secured Party that any stamp, registration or similar tax be paid on or in relation to this Charge.
5.2	Undertakings
(a)	Authorisations

The Chargor shall promptly:
(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Secured Party of,
any material authorisation required under applicable law or regulation to enable it to perform its obligations under this Charge (where the failure to obtain and comply with such authorisation could reasonably be expected to have a Material Adverse Effect) and each other authorisation required to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Charge.

(b)	Compliance with laws

The Chargor shall comply in all material respects with all laws applicable to it, if failure to comply could reasonably be expected to materially impair its ability to perform its obligations under this Charge enforceable in accordance with its terms.

(c)	No Action

The Chargor shall not without the prior written consent of the Secured Party:
(i)	permit any person other than the Chargor, the Secured Party or any transferee nominated by the Secured Party on enforcement of this Charge to be the registered holder of any of the Charged Shares;

(ii)	take any action to vary the rights attaching to the Charged Shares; or

(iii)	take any action which results in an increase or reduction in the authorised or issued share capital of the Company or the number of shares that the Company is authorised to issue or the issued share or share capital of the Company, other than as permitted by the Transaction Agreements.

(d)	Disposals

The Chargor will not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of the Charged Portfolio without the written consent of the Secured Party.

(e)	Calls on Shares

The Chargor undertakes to pay all calls or other payments when due in respect of any part of the Charged Portfolio. If the Chargor fails to make any such payment the Secured Party may make that payment on behalf of the Chargor and any sums so paid by the Secured Party shall be reimbursed by the Chargor on demand.

(f)	Voting Rights

The Chargor shall not exercise its voting rights in relation to the Charged Portfolio in any manner, or otherwise permit or agree to, or concur or participate in any:
(i)	variation of the rights attaching to or conferred by all or any part of the Charged Portfolio;

(ii)	increase in the issued share capital of any company whose shares are charged pursuant to this Charge;

(iii)	exercise, renunciation or assignment of any right to subscribe for any shares or securities; or

(iv)	reconstruction, amalgamation, sale or other disposal of any company or any of the assets of any company (including the exchange, conversion or reissue of any shares or securities as a consequence thereof) whose shares are charged under this Charge , which in the opinion of the Secured Party would prejudice the value of, or the ability of the Secured Party to realise, the security created by this Charge or the legality, validity or enforceability of this Charge.

(g)	No Other Security Interests

The Charged Portfolio shall remain free and clear of all security interests save as created by this Charge.

(h)	No Action

The Chargor shall not take any action which would cause any of the representations made in Clause 5.1 to be untrue or incorrect in any respect at any time before the Security is released.
6.	FURTHER ASSURANCE

6.1	Covenant for Further Assurance

The Chargor will promptly at its own cost do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Secured Party may reasonably specify (and in such form as the Secured Party may reasonably require in favour of the Secured Party or such parties’ nominee(s)) for the purpose of exercising the Collateral Rights or perfecting the Security created or intended to be created in respect of the Charged Portfolio (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, the Charged Portfolio) or for the exercise of the rights, powers and remedies of the Secured Party provided by or pursuant to this Charge or by law in each case in accordance with the rights vested in it under this Charge.

6.2	Prescribed Wording

The following covenants shall be implied in respect of any action taken by the Chargor to comply with its obligations under Clause 6.1:
(a)	the Chargor has the right to take such action in respect of the Charged Portfolio; and

(b)	the Chargor will at its own cost do all that it reasonably can to give the Secured Party or such parties’ nominee(s) the title and/or rights that it purports to give.
7.	POWER OF ATTORNEY

7.1	Appointment and powers

The Chargor irrevocably and by way of security for the payment of the Secured Obligations appoints the Secured Party and any Receiver severally to be its true and attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the attorney may consider to be necessary or desirable for:
(a)	carrying out any obligation imposed on the Chargor by this Charge (including the execution and delivery of any deeds, charges, assignments, written resolutions or other security and any transfers of the Charged Portfolio) if the Chargor has not itself carried out such obligation; and

(b)	enabling the Secured Party to exercise, or delegate the exercise of, all or any of the Collateral Rights (including without limitation, upon the occurrence of a Relevant Event and for so long as such Relevant Event is continuing, the exercise of any right of a legal or beneficial owner of the Chargor’s Charged Portfolio); and

(c)	enabling any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Charge or by law.
Notwithstanding any other provision of this Charge, any power of attorney granted hereunder shall not be exercisable by or on behalf of the Secured Party until the occurrence of a Relevant Event and shall only be exercisable for so long as such Relevant Event is continuing.

7.2	Ratification

The Chargor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers.

8.	SECURITY ENFORCEMENT

8.1	Time for Enforcement

On and at any time after the occurrence of a Relevant Event (which is continuing) or if a petition or application is presented for the making of an administration order in relation to the Chargor or if any person gives written notice of its intention to appoint an administrator of the Chargor or files such a notice with the court, the security created by or pursuant to this Charge is immediately enforceable and the Secured Party may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:
(a)	secure and perfect their title to all or any part of the Charged Portfolio (including transferring the Charged Portfolio into the name of the Secured Party or such parties’ nominees);

(b)	enforce all or any part of the Security (at the times, in the manner and on the terms they think fit) and take possession of and hold, sell, or otherwise dispose of all or any part of the Charged Portfolio (at the time, in the manner and on the terms they think fit); and

(c)	whether or not the Secured Party have appointed a Receiver, exercise all or any of the powers, authorisations and discretions conferred by any applicable law in the Cayman Islands (as varied or extended by this Charge) on chargees and by this Charge on any Receiver or otherwise conferred by law on chargees or Receivers.
8.2	Secured Party liability
(a)	Neither the Secured Party nor any Receiver will be liable to account as mortgagee or mortgagee in possession in respect of the Charged Portfolio or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection with the Charged Portfolio for which a mortgagee or mortgagee in possession might as such be liable.

(b)	Neither the Secured Party nor any Receiver will be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any monies assigned by this Charge or to enforce any rights or benefits assigned to the Secured Party by this Charge or to which the Secured Party may at any time be entitled hereunder.

(c)	Neither the Secured Party nor their respective agents, managers, officers, employees, delegates or advisors will be liable for any claim, demand, liability, loss, damage, consequential damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder.
8.3	Statutory powers

The powers conferred by this Charge on the Secured Party are in addition to and not in substitution for the powers conferred on mortgagees and mortgagees in possession by law and in the case of any conflict between the powers contained in any such law and those conferred by this Charge the terms of this Charge will prevail.

9.	RECEIVERS AND ADMINISTRATORS

9.1	Appointment and removal

After this Charge becomes enforceable in accordance with Clause 8 (Security Enforcement), the Secured Party may by writing or otherwise, without prior notice to the Chargor:
(a)	appoint one or more persons to be a Receiver of the whole or any part of the Charged Portfolio;

(b)	appoint one or more Receivers of separate parts of the Charged Portfolio respectively;

(c)	remove (so far as it is lawfully able) any Receiver so appointed; and

(d)	appoint another person(s) as an additional or replacement Receiver(s).
9.2	Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 9.1 (Appointment and removal) will be:
(a)	entitled to act individually or together with any other person appointed or substituted as Receiver;

(b)	for all purposes deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Secured Party; and

(c)	entitled to remuneration for his services at a rate to be fixed by the Secured Party from time to time.
9.3	Powers of Receivers

In addition to the powers conferred by Clause 9.1, each Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Portfolio in respect of which he was appointed, and as varied and extended by the provisions of this Charge (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):
(a)	all the powers conferred on a receiver by any applicable law;

(b)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do;

(c)	the power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Charge (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the Receiver itself; and

(d)	the power to do all things (including bringing or defending proceedings in the name or on behalf of the Chargor) which seem to the Receiver to be incidental or conducive to:
(i)	any of the functions, powers, authorities or discretions conferred on or vested in him;

(ii)	the exercise of any rights, powers and remedies of the Secured Party provided by or pursuant to this Charge or by law (including realisation of all or any part of the Charged Portfolio); or

(iii)	bringing to his hands any assets of the Chargor forming part of, or which when got in would be, Charged Portfolio.
9.4	Consideration

The receipt of the Secured Party or any Receiver shall be a conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Portfolio or making any acquisition, the Secured Party or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

9.5	Protection of purchasers

No purchaser or other person dealing with the Secured Party or any Receiver shall be bound to inquire whether the right of the Secured Party or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Secured Party or such Receiver in such dealings.

10.	EFFECTIVENESS OF COLLATERAL

10.1	Collateral Cumulative

The collateral constituted by this Charge and the Collateral Rights shall be cumulative, in addition to and independent of every other security which Secured Party may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Secured Party over the whole or any part of the Charged Portfolio shall merge into the collateral constituted by this Charge.

10.2	No Waiver

No failure to exercise, nor any delay in exercising, on the part of any of the Secured Party, any right, power or remedy of any of the Secured Party provided by this Charge or by law shall impair such right, power or remedy, or operate as a waiver, nor shall any single or partial exercise of that right, power or remedy prevent any further or other exercise of that or any other right, power or remedy of any of the Secured Party provided by this Charge or by law. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Secured Party may deem expedient. Any waiver by the Secured Party of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

10.3	Illegality, Invalidity, Unenforceability

If, at any time, any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

10.4	No liability

None of the Secured Party, the Secured Party’s nominee(s) or any Receiver appointed pursuant to this Charge shall be liable by reason of (a) taking any action permitted by this Charge or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part.

10.5	Implied Covenants for Title

It shall be implied in respect of Clause 2.2 (Charge) that the Chargor is charging the Charged Portfolio free from all charges and encumbrances (whether monetary or not) and from all other rights exercisable by third parties (including liabilities imposed and rights conferred by or under any enactment).

10.6	Continuing security
(a)	The Security from time to time constituted by this Charge is a continuing security and will remain in full force and effect as a continuing security until released or discharged by the Secured Party.

(b)	No part of the Security from time to time constituted by this Charge will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations.
10.7	Immediate recourse

The Chargor waives any right it may have of first requiring the Secured Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Chargor under this Charge. This waiver applies irrespective of any law or any provision of this Charge to the contrary.

10.8	Avoidance of Payments

Notwithstanding Clause 3.3 (Release) if the Secured Party consider that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the Chargor under this Charge and the security constituted by this Charge shall continue and that amount shall not be considered to have been irrevocably paid.

10.9	Waiver of defences

The obligations of the Chargor under this Charge and this Security will not be affected by any act, omission, matter or thing which, but for this Clause 10.9 (Waiver of defences), would reduce, release or prejudice any of its obligations, or might operate to impair, affect or discharge the rights and security of the Secured Party, in whole or in part, under this Charge and this Security and whether or not known to the Company, the Chargor, the Secured Party or any other person including:
(a)	any time, waiver or consent granted to, or composition with, the Chargor or other person;

(b)	the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor of the Chargor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Chargor or other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security;

(d)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, the Chargor or any other person;

(e)	any amendment (however fundamental) or replacement of any document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any document or security; or

(g)	any insolvency or similar proceedings.
11.	INDEMNITY

11.1	Enforcement expenses

The Chargor shall, within three (3) Business Days of demand, pay to the Secured Party the amount of all costs and expenses (including legal fees) incurred by the Secured Party in connection with the exercise, enforcement or preservation of any rights, powers and remedies under this Charge, the enforcement of the Security created pursuant to this Charge and any proceedings instituted by or against the Secured Party (other than proceedings instituted by or against the Chargor) as a consequence of taking, holding or enforcing the Security created pursuant to this Charge or of exercising those rights, powers and remedies.

11.2	Indemnity

The Chargor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Secured Party, their respective attorneys and any Receiver against any action, proceeding, claims, losses, liabilities and costs which it may sustain as a consequence of any breach by the Chargor of the provisions of this Charge, the exercise or purported exercise of any of the rights and powers conferred on them by this Charge or otherwise relating to the Charged Portfolio.

11.3	Currency

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Secured Party when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Secured Party against the amount of such shortfall. For the purposes of this clause, “rate of exchange” means the rate at which the Secured Party is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

12.	APPLICATION OF PROCEEDS

All monies received or recovered by the Secured Party or any Receiver pursuant to this Charge or the powers conferred by it shall (subject to the claims of any person having prior rights thereto) be applied first in the payment of the costs, charges and expenses incurred and payments made by the Receiver, the payment of his remuneration and the discharge of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers, and thereafter shall be applied by the Secured Party (notwithstanding any purported appropriation by the Chargor) to the payment of the Secured Obligations.

13.	ASSIGNMENT

13.1	No Assignment and Exception

The provisions of this Charge shall be binding upon and accrue to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, none of the Parties may assign its rights and obligations in whole or in part hereunder without the prior written consent of the other Parties, except that the Secured Party is permitted to assign their rights and benefits under this Charge, in whole or in part, to any Person who acquires Series A Preferred Shares of the Company held by the Secured Party.

13.2	Disclosure

The Secured Party shall be entitled to disclose such information concerning the Chargor or any other person and this Agreement as the Secured Party consider appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

14.	NOTICES

14.1	All notices, consents, and other communications under or pursuant to this Charge (“Notices”) shall be in writing and in the English language and shall be delivered (A) by hand, (B) by facsimile (with receipt confirmed); provided, however, that a copy is promptly thereafter mailed by reputable private courier, return receipt requested, (C) by the addressee or (D) by such other means as the Parties may agree from time to time; in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses or facsimile numbers as a Party may designate as to itself by not less than five (5) Business Days notice to the other Parties):

if to the Secured Party, to :	TPG Star Energy Ltd.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Fax: (817) 871-4001
Attention: Clive D. Bode

with a copy to:
TPG Growth Capital (Asia) Limited
57th Floor, Two International Finance Centre
8 Finance Street, Central, Hong Kong
Fax: (852) 3515-8999
Attention: Stephen Law

if to the Chargor, to :	Far East Energy Limited
Suite 406, Block C Grand Palace
5 Hui Zhong Road
Chaoyang District, Beijing 100101
PRC Fax: (8610) 5123 8866

Attention: Mr. Zhang Ruilin
14.2	English Language

Any notice and all other documents given under or in connection with this Agreement must be in English.

15.	WAIVERS AND COUNTERPARTS

15.1	Waivers

No waiver by the Secured Party of any of its rights under this Charge shall be effective unless given in writing.

15.2	Counterparts

This Charge may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charge.

16.	LAW

This Charge is governed by Cayman Islands law.

17.	ENFORCEMENT

17.1	Jurisdiction of the Cayman Islands Courts

The Parties agree that:
(a)	the courts of the Cayman Islands have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Charge (including a dispute regarding the existence, validity or termination of this Charge) (a “Dispute”) and for such purpose the Chargor and the Secured Party irrevocably submit to the jurisdiction of the Cayman Islands courts;

(b)	the courts of the Cayman Islands are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary; and

(c)	a final judgment or order in connection with this Charge of any court referred to in this Clause 17.1 is conclusive and binding on the Parties and may be enforced against it in the courts of any other jurisdiction, provided that nothing in this clause shall affect the right of the Secured Party to serve process in any manner permitted by law or limit the right of the Secured Party to take proceedings with respect to this Charge against the Chargor in any other jurisdiction, nor shall it limit the right of the Chargor to take proceedings with respect to this Charge against the Secured Party in any other jurisdiction, whether concurrently or not.

17.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:
(a)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the Cayman Islands courts in connection with this Charge;

(b)	agrees that failure by an agent for service of process to notify the Chargor of the process will not invalidate the proceedings concerned; and

(c)	if the agent referred to in paragraph (a) above ceases to be appointed, agrees to appoint another agent with an address in the Cayman Islands, promptly upon request by the Secured Party and authorises the Secured Party to appoint another agent if the Chargor fails to appoint one following such request.
THIS CHARGE has been signed on behalf of the Secured Party and executed as a deed by the Chargor and is hereby delivered by the Chargor on the date specified above.

SCHEDULE 1
Form of Share Transfer
MIE HOLDINGS CORPORATION (the “Company”)
SHARE TRANSFER FORM
We, Far East Energy Limited (the “Transferor”), for good and valuable consideration received by us from                                                              (the “Transferee”) of                                                             , do hereby transfer to the Transferee                                          share(s) (the “Shares”) standing in our name in the register of members of the Company.
As Witness Our Hands
Signed by the Transferor on the
                     day of                                          in
the presence of:

Witness	Transferor
Signed by the Transferee on the
                     day of
in the presence of:

Witness	For and on behalf of Transferee

SCHEDULE 2
Form of Shareholder Letter of Authority
To: TPG Star Energy Ltd.
Date: [•] 2009
Dear Sirs
MIE HOLDINGS CORPORATION (the “Company”)
We hereby unconditionally and irrevocably authorise you to date, deliver, give full effect to and otherwise complete the share transfer form(s) (in respect of our shares in the Company) deposited by ourselves with yourselves pursuant to the Share Charge dated [•] (the “Charge”) between ourselves and TPG Star Energy Ltd., following the occurrence of a Relevant Event (as defined in the Charge) and for as long as such Relevant Event is continuing and for such purposes we attach duly executed and dated irrevocable appointment of proxy and irrevocable power of attorney given by way of security in the forms as annexed hereto.
Yours faithfully,

For and on behalf of
Far East Energy Limited

SCHEDULE 3
Forms of Proxy and Power of Attorney
PART I
MIE HOLDINGS CORPORATION
IRREVOCABLE APPOINTMENT OF PROXY GIVEN BY WAY OF SECURITY
We, Far East Energy Limited, hereby irrevocably (1) appoint TPG Star Energy Ltd. as our proxy to vote at meetings of the Shareholders of MIE Holdings Corporation (the “Company”) in respect of any existing or further shares in the Company which may have been or may from time to time be issued and/or registered in our name and (2) ratify and confirm all acts and things TPG Star Energy Ltd. may do or cause to be done pursuant to this proxy.
This proxy is given by way of security pursuant to a share charge dated [•] made between Far East Energy Limited and TPG Star Energy Ltd. and is irrevocable.
IN WITNESS whereof this instrument has been duly executed as a deed this [•] day of [•] 2009.

The COMMON SEAL of	)
FAR EAST ENERGY LIMITED	)
was hereunto affixed	)
in the presence of:	)
Director

Witness Name:
Address:
Fax No.:
Attention:

Witness Name:
Address:
Fax No.:
Attention:

PART II
MIE HOLDINGS CORPORATION
IRREVOCABLE APPOINTMENT OF ATTORNEY-IN-FACT
GIVEN BY WAY OF SECURITY
We, Far East Energy Limited, by way of security and in order to more fully secure the performance of our obligations under the Share Charge dated [•] (the “Charge”) between ourselves and TPG Star Energy Ltd., pursuant to the Power of Attorney Law (1996 Revision) hereby irrevocably appoint TPG Star Energy Ltd. and the persons deriving title under it to be our attorney:
(a)	to execute and complete in favour of the Secured Party (as defined in the Charge) or its nominees or of any purchaser any documents which the Secured Party may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Secured Party or its nominees or in any purchaser and to give effectual discharges for payments;

(b)	to take and institute on non payment (if the Secured Party in its sole discretion so decides) all steps and proceedings in the name of the Secured Party or of the Secured Party for the recovery of such monies, property and assets hereby charged and to agree accounts;

(d)	to act as our corporate representative (and/or to appoint any officer or nominee of ours for such purpose) to represent us at any general meeting of members of MIE Holdings Corporation (the “Company”) and to sign any resolution in writing of the members of the Company (including in respect of any existing or further shares in the Company which may have been or may from time to time be issued and/or registered in our name) or to requisition or convene general meetings of the Company or to waive or consent to short notice of such in that capacity;

(d)	to make allowances and give time or other indulgence to any surety or other person liable;

(e)	otherwise generally to act for us and in our name and on our behalf; and

(f)	to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the monies, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 6 of the Charge) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.
The power hereby conferred shall be a general power of attorney and we hereby ratify and confirm and agree to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Secured Party of such power shall be conclusive evidence of its right to exercise the same.

IN WITNESS whereof this instrument has been duly executed as a deed this [•] day of [•] 2009.

The COMMON SEAL of	)
FAR EAST ENERGY LIMITED	)
was hereunto affixed	)
in the presence of:	)
Director

Witness Name:
Address:
Fax No.:
Attention:

Witness Name:
Address:
Fax No.:
Attention:

SCHEDULE 4
Form of written resolution of directors
MIE HOLDINGS CORPORATION (the “Company”)
Written resolution of the board of directors of the Company
TRANSFER OF SHARES

IT IS HEREBY RESOLVED THAT the following transfer of shares be approved:

Transferor	Transferee	Number and Class of Shares

SHARE CERTIFICATES

IT IS HEREBY RESOLVED THAT on the transfer of the shares pursuant to the foregoing resolutions, entries be made forthwith upon presentation of the form of transfer notwithstanding any suspension of the registration of transfers in the Register of Members and that upon the surrender to the Company of share certificates representing the shares being transferred that they be cancelled and that any Director be instructed to prepare, sign, seal and deliver on behalf of the Company share certificates as follows:

Name	Class of Shares	Share Certificate Number

By:
(Director)
Dated:

By:
(Director)
Dated:

SCHEDULE 5
Form of Undertaking from the Company
MIE HOLDINGS CORPORATION
[•] 2009
TPG Star Energy Ltd.
Dear Sirs
MIE HOLDINGS CORPORATION (THE “COMPANY”)
We refer to the Series A Preferred Shares SPA dated ______, 2009 between, amongst others, TPG Star Energy Ltd. and Far East Energy Limited (the “SPA”). We also refer to the Share Charge dated [•] between Far East Energy Limited (the “Chargor”) and TPG Star Energy Ltd. (the “Secured Party”) (the “Charge”) whereby, inter alia, the Chargor granted a charge over the Charged Portfolio in favour of the Secured Party.
Capitalised words and expressions used in this letter which are not expressly defined herein have the meanings ascribed to them in the Charge.
This letter of undertaking is given pursuant to Clause 3.1.7 of the Charge.
In consideration of the right of the Chargor referred to above and for other valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes and covenants to register in the Company’s register of members any and all share transfers to either or both of the Secured Party or their respective nominees in respect of the Charged Portfolio submitted to the Company by or on behalf of the Secured Party upon presentation of the form of transfer and notwithstanding any suspension of the registration of transfers and pending such registration to recognise the irrevocable proxy and power of attorney in the forms set out in Parts I and II of Schedule 3 (Forms of Proxy and Power of Attorney) to the Charge.
EXECUTED AS A DEED under the common seal of the Company on [date].

The COMMON SEAL of	)
MIE HOLDINGS CORPORATION	)
was hereunto affixed	)
in the presence of:	)
Director

Witness Name:
Address:
Fax No.:
Attention:

SCHEDULE 6
The Shares

Name of			Par Share value of
shareholder	Certificate Number	Number of Shares	each
Far East Energy Limited	006	2,064,777 Ordinary Shares	US$0.01

EXECUTION PAGE
The Chargor

The COMMON SEAL of	)
FAR EAST ENERGY LIMITED	)
was hereunto affixed	)
in the presence of:	)	/s/ Ruilin Zhang
Director [Common Seal of Far East Energy Limited affixed]

/s/ Tian Liu
Witness Name:	Tian Liu
Address:	19th Floor, Tower 1 of China Central Place, Chaoyang District, Beijing
Fax No.:	+86 15969 5760
Attention:

The Secured Party
Signed for and on behalf of
TPG STAR ENERGY LTD.

By:
/s/ Clive D. Bode
Address:
Fax No.: Attention: